Exhibit 99.2
Joint Filer Information

These units are owned directly by Enbridge Energy Company, Inc., a Delaware corporation and the general partner of the Issuer, which is a wholly owned subsidiary of Enbridge Pipelines Inc., a Canadian corporation ("EPI"), which is a wholly owned subsidiary of IPL System Inc., an Alberta corporation ("IPL"), which is a wholly owned subsidiary of Enbridge Inc., a Canadian corporation ("Enbridge"). EPI, IPL and Enbridge are indirect beneficial owners of the reported securities.

Name:                     Enbridge Inc.
Address:                  3000, 425 First Street S.W.
                          Calgary, Alberta, Canada  T2P 3L8
Designated Filer:         Enbridge Energy Company, Inc.
Issuer & Ticker Symbol:  Enbridge Energy Partners, L.P. (NYSE:EEP)
Date of Event
Requiring Statement:           December 4, 2008
Signature:                     By:
                                         Name:
                                         Title:


Name:                    IPL System Inc.
Address:                 3000, 425 First Street S.W.
                         Calgary, Alberta, Canada  T2P 3L8
Designated Filer:        Enbridge Energy Company, Inc.
Issuer & Ticker Symbol:  Enbridge Energy Partners, L.P. (NYSE: EEP)
Date of Event
Requiring Statement:           December 4, 2008
Signature:                     By:
                                         Name:
                                         Title:


Name:                    Enbridge Pipelines Inc.
Address:                 3000, 425 First Street S.W.
                         Calgary, Alberta, Canada  T2P 3L8
Designated Filer:        Enbridge Energy Company, Inc.
Issuer & Ticker Symbol:  Enbridge Energy Partners, L.P. (NYSE: EEP)
Date of Event
Requiring Statement:           December 4, 2008
Signature:                     By:
                                         Name:
                                         Title: